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                                                                    Exhibit 23.5



                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of United Rentals, Inc. (the "Company"), for the registration of up to $750,000,000 of its common stock, preferred stock or debt securities and to the incorporation by reference therein of our report dated January 21, 1998 with respect to the financial statements of MERCER Equipment Company, included in the Company's Report on Form 8-K dated December 24, 1998.


                            Webster Duke & Co. PA

                            January 5, 1999